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                                                                    EXHIBIT 99.1

PROXY                           PXRE CORPORATION                           PROXY
                        SPECIAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1996
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gerald L. Radke, F. Sedgwick Browne and Sanford M. Kimmel, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Common Stock of PXRE Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of PXRE Corporation to be held at the offices of PXRE Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey on December 9, 1996 commencing at 1:00 p.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

          (1) APPROVAL OF MERGER AGREEMENT: Authority to vote this Proxy for the approval and adoption of the Agreement and Plan of Merger, dated as of August 22, 1996, as amended, by and between PXRE Corporation and Transnational Re Corporation ('Transnational'), providing for, among other things, the merger of Transnational with and into PXRE Corporation and the issuance of PXRE Common Stock to the holders of Transnational Common Stock, as more fully described in the Proxy Statement dated November 1, 1996 relating to the Special Meeting, is:

                   [ ]  GRANTED                  [ ]  WITHHELD

          (2) APPROVAL OF  AMENDMENT TO  RESTATED CERTIFICATE  OF  INCOPORATION:
              Authority to vote this Proxy for the approval and adoption of the amendment to the Restated Certificate of Incorporation of PXRE Corporation, as more fully described in the Proxy Statement dated November 1, 1996 relating to the Special Meeting, is:

                   [ ]  GRANTED                  [ ]  WITHHELD

          (3) In their discretion, such other matters as may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (INCLUDING THE ISSUANCE OF PXRE COMMON STOCK PROVIDED FOR THEREIN) AND FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF PXRE CORPORATION.

                                          Please   sign  exactly  as  your  name
                                          appears on this Proxy. If signing  for
                                          estates, trusts or corporations, title
                                          or   capacity  should  be  stated.  If
                                          shares are held  jointly, each  holder
                                          should sign.

                                          Dated: ........................ , 1996

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